UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2006

NOVT Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

Novoste Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 17, 2006, NOVT Corporation (formerly Novoste Corporation), or NOVT, executed and delivered a settlement agreement with Steel Partners II, L.P., a Delaware limited partnership, J.L. Howard, Inc., a New York corporation, Steel Partners, L.L.C., a Delaware limited liability company, Warren G. Lichtenstein, Jack L. Howard, John Quicke, James Henderson, Joshua Schechter, Harvey J. Bazaar, Leonard Toboroff and “The Novoste Full Value Committee” or, collectively, the Steel Parties. Pursuant to the settlement agreement, NOVT’s board of directors, or the board, will be reduced in size from seven to four members and the current NOVT board of directors has approved a reconstituted board, which will consist of three appointees of the Steel Parties, Jack L. Howard, John Quicke and Leonard Toboroff, as well as William E. Whitmer, who is currently a member of the board. Mr. Whitmer will continue serving, and Mr. Toboroff will be appointed as a Class I director. Mr. Quicke will be appointed as a Class II director. Mr. Howard will be appointed as a Class III director. As described below, six current members of our board of directors, J. Stephen Holmes, Charles E. Larsen, Judy Lindstrom, Alfred J. Novak, Stephen I. Shapiro and Thomas D. Weldon, have submitted their resignations effective as of the time that the change in composition occurs.

Each of these changes in composition of the board will be effective on the later of (i) the tenth calendar day after the date of filing and dissemination to our shareholders of an Information Statement pursuant to Rule 14f-1 under the Securities Exchange Act of 1934 (or such later date as may be required to comply with any comments of the staff of the Securities and Exchange Commission, or SEC) and (ii) the filing by us with the SEC of our annual report on Form 10-K for the twelve months ended December 31, 2005, but in no event later than April 17, 2006. We currently expect that the change in composition will be effective on or around March 31, 2006.

As part of the settlement agreement, the previously scheduled April 13, 2006 special meeting of shareholders relating to the Steel Parties’ proposal to elect to the board a new slate of nominees, for which a February 22, 2006 record date had been established, was cancelled and the contest related to such proposal, or the Election Contest, was terminated. In addition, the parties have agreed that, subject to the fiduciary duties of the members of the board, Messrs. Toboroff and Whitmer will stand for election as Class I directors at our next annual meeting of shareholders, and the Steel Parties have agreed in their capacities as shareholders to support the nomination and election of both such directors and to cause shares of common stock they own to be voted in favor of both such nominees. A separate proxy statement will be mailed for that meeting.

In connection with the settlement agreement, Daniel G. Hall, J. Stephen Holmes, Charles E. Larsen, Judy Lindstrom, Alfred J. Novak, Subhash C. Sarda, Stephen I. Shapiro, Thomas D. Weldon and William E. Whitmer, or the NOVT Parties, entered into undertaking letters. The undertaking letters of Ms. Lindstrom and Messrs. Holmes, Larsen, Novak, Shapiro and Weldon provide that such person resigns from the board as of the time that the change in composition of the board described above occurs. The undertaking letters also provide that each NOVT Party agrees to be bound by certain sections of the settlement agreement, as further described below.

The settlement agreement also contains the following additional terms:

Board Composition

•	If Mr. Toboroff elects not to or is unable to stand for election to the board at the next annual meeting, then the board shall nominate a new person in his place reasonably acceptable to the Steel Parties.

•	If Mr. Whitmer elects not to or is unable to stand for election to the board at the next annual meeting, then the board shall nominate in his place a nominee who would qualify as an independent director as defined in Nasdaq Marketplace Rule 4200(a)(15).

Audit Committee

•	The Steel Parties agree that NOVT shall continue to have an audit committee of the board so long as required under SEC rules, and the Steel Parties agree to support Mr. Whitmer’s continued membership on such audit committee so long as he remains a director of NOVT and remains eligible to serve on such audit committee.

Releases of the NOVT Parties and the Steel Parties

•	By virtue of the execution and delivery of the applicable undertaking letter, each NOVT Party grants a full release to each of the Steel Parties and their respective affiliates (excluding NOVT), successors and assigns from any and all actions or claims which such NOVT Party may have against any of the Steel Parties up to the date of the settlement agreement.

•	Each Steel Party, solely in his or its capacity as a shareholder and/or nominee to the board, grants a full release to each of the NOVT Parties and their respective affiliates, successors and assigns from any and all actions or claims which such Steel Party may have against any of the NOVT Parties up to the date of the settlement agreement.

•	NOVT, on behalf of itself and each of its subsidiaries, affiliates, successors and assigns, releases and discharges each of the Steel Parties and each of the NOVT Parties and their respective affiliates, successors and assigns from all actions or claims which NOVT may have against any of the Steel Parties or the NOVT Parties up to the date of the settlement agreement relating to or arising from matters set forth in filings made with the SEC in connection with the parties’ proxy contest relating to the March 7, 2006 special meeting of shareholders in which the Steel Parties solicited in opposition to the liquidation proposal made by the board, or the Proxy Contest, and the Election Contest.

Reimbursement of Steel Parties’ Expenses

•	Immediately prior to the time at which the new board composition takes effect, or as promptly thereafter as is practicable, NOVT will transfer to the Steel Parties $232,912.75 as reimbursement for actual out-of-pocket expenses incurred by the Steel Parties for outside services, as set forth in appropriate documentation provided to NOVT prior to the execution and delivery of the settlement agreement, in connection with or relating to the Proxy Contest and the Election Contest, including, but not limited to, fees and expenses relating to the costs of solicitation and preparation of proxy material and the preparation of the settlement agreement.

Public Announcements; Non-Disparagement

•	NOVT and the Steel Parties agreed to issue a joint press release describing the settlement agreement and newly reconstituted board.

•	For a period of three years, NOVT, the Steel Parties and the NOVT Parties have agreed to refrain from making disparaging statements regarding the other.

Mutual Cooperation

•	The parties agree to cooperate reasonably and in good faith with each other regarding the orderly transition of the board to the new composition described above and in transferring corporate records and instruments from existing employees and officers to any newly hired or appointed employees and officers.

Honoring of Existing NOVT Arrangements

•	The parties agree that NOVT will remain obligated to fulfill and honor, in accordance with their terms, all employee benefit plans, agreements and arrangements of NOVT and any of its subsidiaries which have been included as exhibits prior to the date hereof in NOVT’s publicly-filed SEC reports and, by virtue of the applicable undertaking letters, each executive officer of NOVT has agreed, subject to and upon payment by NOVT of all amounts owed to such person, that he will provide NOVT with a written acknowledgement that all amounts owed to him in connection with his past employment by and executive service to NOVT have been paid in full.

•	The parties agree that all director and officer liability insurance policies and coverages (including tail coverages) of NOVT currently in effect that have been fully paid and funded for their respective terms in effect as of the date of the settlement agreement will not be cancelled or modified by NOVT.

The above descriptions of the settlement agreement and the undertaking letters are qualified in their entirety by reference to the settlement agreement and the form of undertaking letter, respectively, copies of which are attached to this Current Report on Form
8-K as Exhibits 10.1 and 10.2, respectively, and which are incorporated herein by reference. A copy of the press release, dated March 17, 2006, issued by NOVT and the Steel Parties announcing the settlement agreement and change in composition of the board of directors described above, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 5.01. Change in Control of Registrant.

The change in the composition of the board (as contemplated by the settlement agreement and undertaking letters described above) may, although approved by the current board, be deemed to have resulted in a change of “control” of NOVT within the meaning of Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Please see Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1	Settlement Agreement, dated as of March 16, 2006, between NOVT Corporation, Steel Partners II, L.P., J.L. Howard, Inc., Steel Partners, L.L.C., Warren G. Lichtenstein, Jack L. Howard, John Quicke, James Henderson, Joshua Schechter, Harvey J. Bazaar, Leonard Toboroff and “The Novoste Full Value Committee”.

10.2	Form of NOVT director and officer undertaking letter.

99.1	Press Release, dated March 17, 2006, announcing Settlement Agreement and reconstitution of NOVT’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ Daniel G. Hall
Daniel G. Hall
Vice President, Secretary and General Counsel

Date: March 22, 2006

EXHIBIT INDEX

10.1	Settlement Agreement, dated as of March 16, 2006, between NOVT Corporation, Steel Partners II, L.P., J.L. Howard, Inc., Steel Partners, L.L.C., Warren G. Lichtenstein, Jack L. Howard, John Quicke, James Henderson, Joshua Schechter, Harvey J. Bazaar, Leonard Toboroff and “The Novoste Full Value Committee”.

10.2	Form of NOVT director and officer undertaking letter.

99.1	Press Release, dated March 17, 2006, announcing Settlement Agreement and reconstitution of NOVT’s board of directors.